Exhibit 99.1

                   Clayton Williams Energy Announces
2005 Third Quarter Results; Rising Oil and Gas Prices Result in $20.8
                       Million Non-Cash Charge

    MIDLAND, Texas--(BUSINESS WIRE)--Nov. 3, 2005--Clayton Williams Energy, Inc. (NASDAQ:CWEI) reported a net loss for the third quarter of 2005 of $2 million, or $.19 per share, as compared to a net loss of $9.2 million, or $.85 per share, for the third quarter of 2004. Cash flow from operations for the quarter was $50.4 million, as compared to $32.5 million during the same period in 2004.
    For the nine months ended September 30, 2005, the Company reported a net loss of $1.1 million, or $.10 per share, as compared to a net loss of $1.5 million, or $.16 per share, for the same period in 2004. Cash flow from operations for the nine-month period in 2005 was $126.6 million, as compared to $83.2 million during the same period in 2004.
    Although cash flow from operations for the third quarter of 2005 was the highest in the Company's history, results of operations were adversely affected by large non-cash charges related to derivatives and dry hole costs. These charges more than offset a $16.8 million gain on sale of property related primarily to the previously announced sale of the Company's interests in two leases in the Breton Sound area in the Gulf of Mexico (offshore Louisiana).
    For the third quarter of 2005, the Company reported a $28.8 million expense for the change in fair value of derivatives, $20.8 million of which was a non-cash charge to mark the Company's derivative positions to their fair value on September 30, 2005. For the same period in 2004, the total expense for the change in fair value of derivatives was $24.6 million, of which $17.3 million was non-cash. Rising oil and gas prices in both periods negatively impacted the fair value of the Company's commodity derivatives, most of which were assumed in connection with the acquisition of Southwest Royalties, Inc. in May 2004.
    Exploration costs for the third quarter of 2005 were $19 million, as compared to $12.5 million for the same period in 2004. The current quarter exploration costs include amounts related to the previously announced abandonment of the Deer-Hamilton #1 in Nueces County, Texas, the LL&E #1 (Andrea) in Terrebonne Parish, Louisiana and the State Lease 17636 #1 (Natalie) in Cameron Parish, Louisiana.
    Oil and gas sales for the third quarter of 2005 increased $13.2 million (25%) to $65.7 million from $52.5 million in the 2004 quarter. Higher oil and gas prices resulted in an increase of $20.7 million, and lower oil and gas production accounted for a decrease of $7.5 million. Average realized oil prices in the third quarter of 2005 increased 44% from $41.71 to $59.95 per barrel, while gas prices increased 50% from $5.32 to $7.98 per Mcf. Oil production for the third quarter of 2005 decreased 14% to 537,000 barrels, or 5,837 barrels per day, from 624,000 barrels, or 6,783 barrels per day. Gas production also decreased 14% to 3.9 Bcf, or 42,359 Mcf per day, from
4.5 Bcf, or 49,250 Mcf per day in 2004. The Company attributed approximately half of the decrease in production to the loss of production in Louisiana as a result of Hurricane Katrina in late August.
    Production costs for the third quarter of 2005 increased $4.6 million (37%) to $17 million from $12.4 million in the 2004 quarter. The Company cited higher service costs and increased well workovers as the primary reasons for the large increase. Higher oil and gas prices appear to be driving the current high demand for oilfield services, and the cost of those services is naturally rising as well. Production costs per Mcfe increased 61% from $1.42 per Mcfe for the 2004 quarter to $2.29 per Mcfe for the current quarter.
    General and administrative expenses for the third quarter of 2005 increased $3 million to $5.5 million from $2.5 million in the 2004 quarter due primarily to a $2 million increase in a non-cash charge for stock-based compensation that is based on changes in the market value of the Company's common stock.
    The Company will host a conference call to discuss these results and other forward-looking items today, November 3rd at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 888-396-2369, passcode 20717463. The replay will be available for one week at 888-286-8010, passcode 18382457.
    To access the Internet webcast, please go to the Investor Relations section of the Company's website at www.claytonwilliams.com and click on "Live Webcast." Following the live webcast, the call will be archived for a period of 90 days on the Company's website.
    Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

    Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, production variance from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.


                    CLAYTON WILLIAMS ENERGY, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
                   (In thousands, except per share)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               ---------- -------- --------- ---------
REVENUES
 Oil and gas sales               $65,739  $52,517  $190,536  $129,968
 Natural gas services              2,572    2,074     7,703     6,973
 Gain on sales of property and
  equipment                       16,832       88    18,911       154
                               ---------- -------- --------- ---------
   Total revenues                 85,143   54,679   217,150   137,095
                               ---------- -------- --------- ---------

COSTS AND EXPENSES
 Production                       16,981   12,372    43,408    27,502
 Exploration:
   Abandonments and impairments   13,863   11,197    31,563    29,296
   Seismic and other               5,123    1,350     7,576     5,087
 Natural gas services              2,450    1,882     7,241     6,529
 Depreciation, depletion and
  amortization                    11,568   11,583    36,148    29,354
 Accretion of abandonment
  obligations                        291      413       858       853
 General and administrative        5,483    2,493    11,135     8,080
 Loss on sales of property and
  equipment                          100      156       132       156
                               ---------- -------- --------- ---------
   Total costs and expenses       55,859   41,446   138,061   106,857
                               ---------- -------- --------- ---------
   Operating income               29,284   13,233    79,089    30,238
                               ---------- -------- --------- ---------

OTHER INCOME (EXPENSE)
 Interest expense                 (5,503)  (2,806)  (10,435)   (4,715)
 Change in fair value of
  derivatives                    (28,766) (24,580)  (73,692)  (27,982)
 Other                             1,317      764     2,413       727
                               ---------- -------- --------- ---------
   Total other income (expense)  (32,952) (26,622)  (81,714)  (31,970)
                               ---------- -------- --------- ---------

Loss before income taxes          (3,668) (13,389)   (2,625)   (1,732)

Income tax benefit                (1,628)  (4,201)   (1,543)     (226)

                               ---------- -------- --------- ---------
NET LOSS                         $(2,040) $(9,188)  $(1,082)  $(1,506)
                               ========== ======== ========= =========


Net loss per common share         $(0.19)  $(0.85)   $(0.10)   $(0.16)
                               ========== ======== ========= =========

Weighted average common shares
 outstanding                      10,810   10,769    10,800     9,560
                               ========== ======== ========= =========

                    CLAYTON WILLIAMS ENERGY, INC.
                     CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (In thousands)

                  ASSETS
                                           September 30, December 31,
                                               2005          2004
                                           ------------- -------------
CURRENT ASSETS
  Cash and cash equivalents                     $50,514       $16,359
  Accounts receivable:
      Oil and gas sales, net                     27,790        25,573
      Joint interest and other, net               5,978         4,653
      Affiliates                                    485           553
  Inventory                                      24,354         5,202
  Deferred income taxes                           1,330           625
  Fair value of derivatives                         200         2,333
  Prepaids and other                              3,415         1,401
                                           ------------- -------------
                                                114,066        56,699
                                           ------------- -------------
PROPERTY AND EQUIPMENT
  Oil and gas properties, successful
   efforts method                               989,276       909,095
  Natural gas gathering and processing
   systems                                       17,886        17,286
  Other                                          11,873        11,839
                                           ------------- -------------
                                              1,019,035       938,220
  Less accumulated depreciation, depletion
   and amortization                            (564,594)     (539,860)
                                           ------------- -------------
      Property and equipment, net               454,441       398,360
                                           ------------- -------------

OTHER ASSETS                                     13,492         7,176
                                           ------------- -------------

                                               $581,999      $462,235
                                           ============= =============

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable:
      Trade                                     $64,740       $51,014
      Oil and gas sales                          13,047        11,223
      Affiliates                                  1,202         2,954
  Current maturities of long-term debt               25            31
  Fair value of derivatives                      41,976        16,026
  Accrued liabilities and other                   7,731         3,017
                                           ------------- -------------
                                                128,721        84,265
                                           ------------- -------------

NON-CURRENT LIABILITIES
  Long-term debt                                225,003       177,519
  Deferred income taxes                          36,120        36,897
  Fair value of derivatives                      57,140        28,958
  Other                                          17,821        17,000
                                           ------------- -------------
                                                336,084       260,374
                                           ------------- -------------

STOCKHOLDERS' EQUITY:
  Preferred stock, par value $.10 per share           -             -
  Common stock, par value $.10 per share          1,081         1,078
  Additional paid-in capital                    105,351       104,674
  Retained earnings                              10,762        11,844
                                           ------------- -------------
                                                117,194       117,596
                                           ------------- -------------

                                               $581,999      $462,235
                                           ============= =============

                    CLAYTON WILLIAMS ENERGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)
                            (In thousands)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2005     2004      2005      2004
                                --------- -------- --------- ---------


CASH FLOWS FROM OPERATING
 ACTIVITIES
  Net loss                       $(2,040) $(9,188)  $(1,082)  $(1,506)
  Adjustments to reconcile net
   loss to cash provided by
   operating activities:
       Depreciation, depletion
        and amortization          11,568   11,583    36,148    29,354
       Exploration costs          13,863   11,197    31,563    29,296
       (Gain) loss on sales of
        property and equipment   (16,732)      68   (18,779)        2
       Deferred income taxes      (1,421)  (4,201)   (1,465)     (226)
       Non-cash employee
        compensation               1,748      116     2,468       272
       Change in fair value of
        derivatives               20,846   17,190    56,067    17,627
       Settlements on
        derivatives with
        financing elements         7,632    3,385    17,428     4,646
       Amortization of debt
        issue costs                1,961        -     2,631         -
       Accretion of abandonment
        obligations                  291      413       858       853

  Changes in operating working
   capital:
       Accounts receivable        (2,337)   1,176    (3,474)    6,243
       Accounts payable           13,462      791     3,301       536
       Other                       1,562      (31)      967    (3,938)
                                --------- -------- --------- ---------
        Net cash provided by
         operating activities     50,403   32,499   126,631    83,159
                                --------- -------- --------- ---------

CASH FLOWS FROM INVESTING
 ACTIVITIES
     Additions to property and
      equipment                  (47,787) (27,494) (126,788)  (93,593)
     Investment in SWR                 -     (363)        -  (168,204)
     Proceeds from sales of
      property and equipment      21,101        4    23,252       441
     Other                        (3,972)     251   (11,336)      354
                                --------- -------- --------- ---------
       Net cash used in
        investing activities     (30,658) (27,602) (114,872) (261,002)
                                --------- -------- --------- ---------

CASH FLOWS FROM FINANCING
 ACTIVITIES
     Proceeds from long-term
      debt                       212,900    5,138   225,000   191,800
     Repayments of long-term
      debt                      (177,500) (10,258) (177,500)  (35,258)
     Proceeds from sale of
      common stock                   288        5       288    30,008
     Settlements on derivatives
      with financing elements     (7,632)  (3,385)  (17,428)   (4,646)
     Payment of debt issue costs  (7,964)       -    (7,964)   (4,156)
                                --------- -------- --------- ---------
       Net cash provided by
        financing activities      20,092   (8,500)   22,396   177,748
                                --------- -------- --------- ---------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS             39,837   (3,603)   34,155       (95)

CASH AND CASH EQUIVALENTS
     Beginning of period          10,677   18,962    16,359    15,454

                                --------- -------- --------- ---------
     End of period               $50,514  $15,359   $50,514   $15,359
                                ========= ======== ========= =========

                     Clayton Williams Energy, Inc.
                   Summary Production and Price Data
                              (Unaudited)

                                 Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                 ------------------ ------------------
                                   2005     2004      2005     2004
                                 --------- -------- --------- --------

 Average Daily Production:
    Natural Gas (Mcf):
     Permian Basin                 17,300   14,656    16,512    8,005
     Louisiana                      8,528    8,745    12,777    9,790
     Austin Chalk (Trend)           2,672    3,021     2,443    3,266
     Cotton Valley Reef Complex    13,336   21,579    15,972   24,321
     Other                            523    1,249       666    1,381
                                 --------- -------- --------- --------
           Total                   42,359   49,250    48,370   46,763
                                 ========= ======== ========= ========

    Oil (Bbls):
     Permian Basin                  3,131    3,329     3,248    2,130
     Louisiana                        809    1,295     1,258      911
     Austin Chalk (Trend)           1,839    2,104     1,927    2,244
     Other                             58       55        54       58
                                 --------- -------- --------- --------
           Total                    5,837    6,783     6,487    5,343
                                 ========= ======== ========= ========

    Natural gas liquids (Bbls):
     Permian Basin                    261      321       238      270
     Austin Chalk (Trend)             220      301       316      197
     Other                             84      215       124      194
                                 --------- -------- --------- --------
           Total                      565      837       678      661
                                 ========= ======== ========= ========



 Total Production:
    Natural Gas (MMcf)              3,897    4,531    13,205   12,813
    Oil (MBbls)                       537      624     1,771    1,464
    Natural gas liquids (MBbls)        52       77       185      181
                                 --------- -------- --------- --------
    Gas  Equivalents (MMcfe)        7,431    8,737    24,941   22,683


 Average Realized Prices (a):
    Gas ($/Mcf):                    $7.98    $5.32     $6.88    $5.39
                                 ========= ======== ========= ========
    Oil ($/Bbl):                   $59.95   $41.71    $52.39   $38.25
                                 ========= ======== ========= ========
    Natural gas liquids ($/Bbl)    $37.00   $28.79    $31.70   $25.93
                                 ========= ======== ========= ========

 Losses on settled derivative
  contracts (a):
    ($ in thousands, except per
     unit)
      Gas:
       Net realized loss          $(2,023) $(2,923)  $(2,585) $(3,873)
       Per unit produced ($/Mcf)   $(0.83)  $(0.97)   $(0.21)  $(0.78)

      Oil:
       Net realized loss          $(5,935) $(4,312) $(14,918) $(6,316)
       Per unit produced ($/Bbl)  $(20.78) $(13.03)  $(17.11) $(10.67)


                    CLAYTON WILLIAMS ENERGY, INC.
            Notes to tables and supplemental information

(a) Hedging gains (losses) are only included in the determination of our average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. We did not designate any of our 2004 or 2005 derivative contracts as cash flow hedges. This means that our derivatives for 2004 and 2005 have been marked-to-market through our statement of operations as other income/expense instead of through accumulated other comprehensive income on our balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/loss instead of as a component of oil and gas sales.



    CONTACT: Clayton Williams Energy, Inc., Midland
             Mel G. Riggs, 432-688-3431
             or
             Patti Hollums, 432-688-3419
             cwei@claytonwilliams.com
             www.claytonwilliams.com